Exhibit 10.2

AMENDED AND RESTATED GUARANTY AGREEMENT

This AMENDED AND RESTATED GUARANTY AGREEMENT (this “Agreement”) made as of December 19, 2011 by FirstCity Financial Corporation, a Delaware corporation (the “Guarantor”), in favor of Bank of Scotland Plc, acting through its New York Branch, as Agent (in such capacity, and including its successors and assigns in such capacity, the “Agent”), for the benefit of the lender (the “Lender”) party to the Amended and Restated Reducing Note Facility Agreement referred to below.  Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Amended and Restated Reducing Note Facility Agreement.

W I T N E S S E T H :

WHEREAS, FirstCity Commercial Corporation, a Texas corporation (the “Borrower”), FLBG Corporation, a Texas corporation, Bank of Scotland Plc, acting through its New York Branch (the “Agent”), and the financial institution party thereto (the “Lender”) are party to the Amended and Restated Reducing Note Facility Agreement dated as of the date hereof (the “Amended and Restated Reducing Note Facility Agreement”);

WHEREAS, the Guarantor will derive substantial direct and indirect benefit from the execution and delivery by the Borrower of the Amended and Restated Reducing Note Facility Agreement;

WHEREAS, in connection with the execution and delivery of the Amended and Restated Reducing Note Facility Agreement, and as a condition precedent to the effectiveness thereof, the Guarantor is required to enter into this Agreement; and

WHEREAS, this Agreement amends and restates in its entirety that Limited Guaranty Agreement dated as of June 25, 2010 by the Guarantor in favor of the Agent;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto hereby agrees as follows:

1.             The Guaranty.  (a)  Subject to the limitation of Section 1(b), the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due and payable (whether upon maturity, by acceleration or otherwise) of the obligations of the Borrower (including without limitation all interest which may be payable thereon prior to or during the pendency of any insolvency or similar proceeding with respect to the Borrower) with respect to payment of the indebtedness under the Amended and Restated Reducing Note Facility Agreement as evidenced by the notes executed pursuant to the terms of the Amended and Restated Reducing Note Facility Agreement and letters of credit under the Amended and Restated Reducing Note Facility Agreement (the “Guarantied Obligations”).  If any or all of such Guarantied Obligations become due and payable, the Guarantor unconditionally promises to pay such indebtedness to the Agent on behalf of the Lender, or order, on demand, together with any and all expenses which may be incurred by the

Lender or the Agent in collecting any of the indebtedness which is part of the Guarantied Obligations, subject to the terms of Section 1(b).  If the Agent or the Lender are prevented by law from accelerating any of the indebtedness in accordance with the terms of any agreement or instrument governing same, the Agent shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sum which would have otherwise been due had such acceleration occurred.  The word “indebtedness” is used in this Agreement in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower which are part of the Guarantied Obligations, in each case heretofore, now or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.  Without limiting the generality of the foregoing, the Guarantor acknowledges that this guaranty is a guaranty of payment, not a guaranty of collection.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents (said maximum liability, its “Maximum Guarantied Amount”) shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)           The Guarantor agrees that the indebtedness may at any time and from time to time exceed the Maximum Guarantied Amount without impairing this Agreement or affecting the rights and remedies of the Agent and the Lender hereunder; provided that under no circumstance shall the liability of the Guarantor exceed the Maximum Guarantied Amount.

(d)           No payment or payments made by the Borrower, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time in reduction of or in payment of the indebtedness shall be deemed to modify, reduce, release or otherwise affect the liability of  the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made to the Agent by the Guarantor or payments received or collected by the Agent from the Guarantor, remain liable for the indebtedness up to its Maximum Guarantied Amount until the indebtedness is indefeasibly paid in full; provided that all such payments are applied to the Guarantied Obligations.

(e)           Notwithstanding any other provision of this Agreement, the Guarantor and the Agent agree that payments made to the Guarantor, FC Investment Holdings Corporation (“FCIH”) or FirstCity Servicing Corporation pursuant to Section 5.3 of the Amended and Restated Reducing Note Facility Agreement are not in violation of this Agreement, and that no such payment shall increase the liability of Guarantor to pay the Guarantied Obligations, nor shall any such payment be required to be returned, paid or delivered to the Agent for any reason.

2.             Bankruptcy.  Additionally, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guarantied Obligations of the Borrower, subject to the Maximum Guarantied Amount, whether or not due or payable, upon the occurrence in respect of the Borrower of any of the events specified in Section 9 of the Amended and Restated Reducing

Note Facility Agreement (including, without limitation, Section 9.8 thereof) and unconditionally promises to pay such Guarantied Obligations, subject to the Maximum Guarantied Amount, to the Agent on behalf of the Lender, or order, on demand, in lawful money of the United States, without setoff or counterclaim.

3.             Nature of Liability.  The liability of the Guarantor hereunder is exclusive and independent of any security or other guaranty of the indebtedness of the Borrower whether executed by the Guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution or termination of the Borrower, or (e) any payment made to the Agent or to the Lender on the indebtedness which such Agent or Lender is required to repay to the Borrower, whether pursuant to a court order, in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

4.             Independent Obligation.  (a)  The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and any security for or other guarantee of the indebtedness of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower or any security held by the Agent and without pursuing any other remedy, and whether or not any other guarantor or the Borrower be joined in any such action or actions.  The Guarantor waives to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.  The rights of the Agent and the Lender under this Agreement will not be exhausted by any action or inaction by the Agent or the Lender until all of the indebtedness has been indefeasibly paid in full.

(b)           The liability of the Guarantor hereunder is not affected or impaired by any direction or application of payment by the Borrower or by any other party, or by any other guarantee or undertaking of any other guarantor or any other party as to the indebtedness of the Borrower, by any payment on, or in reduction of, any such other guarantee or undertaking, by the termination, revocation or release of any obligations under the Amended and Restated Reducing Note Facility Agreement or of any other guarantor, or by any payment made to the Agent or the Lender on the indebtedness which the Agent or the Lender repay to the Borrower or any other guarantor or other person or entity, whether pursuant to court order, in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding or any other fact or circumstance which would otherwise excuse the obligation of a guarantor or surety, and the Guarantor waives any right to the deferral or modification of the Guarantor’s obligations hereunder by reason of any such proceeding, fact or circumstance.  This Agreement shall continue to be effective in accordance with its terms, or be reinstated, as the case may be, if at any time payment, or any part thereof, of or with respect to any of the indebtedness is rescinded or must otherwise be restored or returned by the Agent or the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other payor thereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other payor thereof or any substantial part of its property, or otherwise, all as though such payments had not been made.

5.             Authorization.  The Guarantor authorizes the Agent and the Lender without notice or demand, and without affecting or impairing the Guarantor’s liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Guarantied Obligations of the Borrower or any part thereof, including any increase or decrease of the rate of interest thereon, (b) take and hold security from the Borrower, any guarantor or any other party for the payment of this guaranty or the indebtedness and subordinate, compromise, exchange, enforce, waive and release any such security or accept additional or substituted security, (c) apply such security and direct the order or manner of sale thereof as the Agent or Collateral Agent in its discretion may determine and (d) release, add or substitute any one or more endorsers, guarantors or other obligors.  Any modifications, renewals and extensions of the indebtedness may be made at any time by the Agent on behalf of the Lender, and the Guarantor shall be fully liable for any such modifications, renewals or extensions.  The Agent, on behalf of the Lender, may take any of the foregoing actions upon any terms and conditions as the Agent may elect, without giving notice to the Guarantor or obtaining the consent of the Guarantor and without affecting the liability of the Guarantor to the Agent or the Lender.

6.             Reliance.  It is not necessary for the Lender or the Agent to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.  The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrower and all other circumstances affecting the Borrower’s ability to perform its obligations to the Agent and the Lender, and agrees that neither the Agent nor the Lender will have any duty to report to the Guarantor any information which the Agent or the Lender receives about the Borrower’s financial condition or any circumstances bearing on its ability to perform, and expressly waives any right to receive such information and any defense based upon failure to receive such information.

7.             Subordination.  Notwithstanding the indebtedness of the Borrower as set forth in the Amended and Restated Reducing Note Facility Agreement, any indebtedness of the Borrower now or hereafter held by the Guarantor, whether in connection with this Agreement or whether completely independent of this Agreement and the indebtedness, is hereby subordinated to the indebtedness of the Borrower to the Lender; and such indebtedness of any Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the indebtedness of the Borrower to the Lender, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Agreement.  The Guarantor further agrees that it will not assert any claim against the Borrower until all indebtedness to the Agent and the Lender has been completely satisfied.  Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

8.             Waivers of Defenses.  The Guarantor waives, except as otherwise provided in this Agreement:

(a)           all statutes of limitation as to the indebtedness, this Agreement or otherwise as a defense to any action brought against the Guarantor by the Agent or the Lender, to the fullest extent permitted by law;

(b)           any defense based upon any legal disability of the Borrower or any discharge or limitation of the liability of the Borrower to the Agent or the Lender, whether consensual or arising by operation of law or any bankruptcy, insolvency, or debtor-relief proceeding, or from any other cause;

(c)           presentment, demand, protest and notice of any kind;

(d)           any defense based upon or arising out of any defense which the Borrower may have to the payment or performance of any part of the indebtedness (other than payment by the Borrower);

(e)           any defense based upon any disbursements by the Agent or the Lender to the Borrower pursuant to any agreements or instruments governing the indebtedness whether same be deemed an additional advance or be deemed to be paid out of any special interest or other fund accounts, as constituting unauthorized payments hereunder or amounts not guaranteed by this Agreement;

(f)            all rights to participate in any security held by the Agent or the Lender for the indebtedness;

(g)           irregularity or unenforceability of any agreement or instrument representing or governing the indebtedness;

(h)           any request that the Agent or the Lender be diligent or prompt in making demands hereunder or under any agreement or instrument representing or governing the indebtedness; and

(i)            any other defense in law or equity (except the defense that the indebtedness has been indefeasibly paid in full) which, under applicable law, would release the obligation of a guarantor or surety, until the indebtedness has been indefeasibly paid in full.

9.             Representations and Warranties.  In order to induce the Lender to accept this Agreement the Guarantor makes the following representations, covenants and warranties, which representations, covenants and warranties shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

9.1           Organization.

The Guarantor is and at all times hereafter shall be a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require the Guarantor to be so qualified and/or licensed and in which the failure so to qualify could have a Material Adverse Effect, including, without limitation, the State of Texas.  Schedule 9.1(a) identifies each jurisdiction in which the Guarantor has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

9.2           Entity Power.

The Guarantor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

9.3           Violation of Charter Documents.

The execution, delivery and/or performance by the Guarantor of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate and shareholder action and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of the Guarantor, or contained in any agreement, instrument or document to which the Guarantor is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to the Guarantor the breach of which could not have a Material Adverse Effect.

9.4           Enforceability.

This Agreement is and will be the legal, valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

9.5           Ownership.

(a)           Schedule 9.5(a) sets forth all classes of stock of the Guarantor, as of December 31, 2010, the shareholders thereof (other than members of the general public), addresses of each shareholder, and number of shares owned as of such date.

(b)           Schedule 9.5(b) sets forth all classes of stock and/or other Equity Interests (other than options, warrants and rights to acquire Stock or other Equity Interests) issued by each Primary Obligor, each Portfolio Entity and each Related Entity, the shareholders and other equity holders thereof, and the addresses, number of shares and/or partnership interests owned.

(c)           Schedule  9.5(c) sets forth all options, warrants and other rights to acquire Stock or other Equity Interests of the Guarantor, any Primary Obligor, any Portfolio Entity, any Related Entity and any other Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof.  Lender hereby expressly consents to the transfer, issuance or conveyance of Stock and/or other Equity Interests of the Guarantor in accordance with such options, warrants and rights; provided that the same does not result in a Change of Control.

(d)           All Equity Interests of the Guarantor, each Primary Obligor, each Portfolio Entity, each Related Entity and each other Loan Party have been duly and validly issued, are fully paid and are non-assessable.

9.6           Financial Warranty.

The Guarantor (i) is paying its debts as they mature, (ii) owns property which, at a fair valuation, is greater than the sum of its debt, and (iii) has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

9.7           Proceedings.

Except as set forth on Schedule 9.7, there are no actions or proceedings which are pending or threatened against the Guarantor which could reasonably be expected to have a Material Adverse Effect.  None of the actions or proceedings referred to on Schedule 9.7 could have a Material Adverse Effect.

9.8           Adequate Licenses.

The Guarantor possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

9.9           Government Permits;  Approvals and Consents.

(a)           Except for matters which could not result in a Material Adverse Effect, the Guarantor has been and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof to own or lease and operate its properties as now owned or leased by it.  None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Person.

(b)           The Guarantor does not require the approval, consent, waiver, order, permission, license, authorization, registration or validation of, or filing with or exemption by, any Government Authority or any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

9.10         Restrictions.

(a)           The Guarantor is not a party to (nor are any of its Assets otherwise subject to) any contract or agreement or restriction, judgment, decree or order that could have a Material Adverse Effect.

(b)           The Guarantor is not subject to (nor are any of its Assets otherwise subject to) any Charge.

9.11         Compliance with Laws.

Except for matters which could not result in a Material Adverse Effect, the Guarantor is not in violation of any applicable statute, regulation, order or ordinance of the United States of

America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect.

9.12         Compliance with Indebtedness Instruments.

The Guarantor is not in default under any Indebtedness Instrument or any other material agreement to which it is a party.

9.13         Financials.

The Financial Statements delivered by the Guarantor to Agent fairly and accurately present the Assets, liabilities and financial conditions and results of operations of the Guarantor, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with GAAP and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

9.14         Tax Returns.

The Guarantor has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority.

9.15         No Material Adverse Change.

Since December 31, 2010, no event or circumstance has occurred that had, has or could reasonably be expected to have a Material Adverse Effect.

9.16         No Indebtedness.

The Guarantor (i) has no Indebtedness except for Indebtedness reflected in the most recent Financial Statements (except for any such Indebtedness (x) incurred since such most recent Financial Statements were delivered and identified on Schedule 9.15, or (y) constituting unsecured trade payables arising in the ordinary course of business since the dates reflected in the December 31, 2010 Financial Statements) or (ii) has guaranteed any indebtedness or entered into or issued any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) in respect of the obligations of any Person.

9.17         Affiliates.

Schedule 9.17 attached hereto is a true, accurate and complete schedule of the Guarantor’s Affiliates, together with a description of the Guarantor’s relationship to each such Affiliate.

9.18         Investment Company Act and Public Utility Holding Company Act.

Neither the Guarantor nor the issuance of this Agreement is subject to any of the provisions of the Investment Company Act of 1940, as amended.  The Guarantor is not a “holding company” as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

9.19         SEC Filings.

The Guarantor has filed and made available to the Agent and Lender each form, registration statement, schedule, report, proxy statement and document required to be filed by the Guarantor with the SEC since January 1, 2006 (collectively, the “SEC Reports”).  Except as set forth on Schedule 9.19, the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since January 1, 2006, the Guarantor has made all filings with the SEC in a timely manner (except as set forth on Schedule 9.19, each of which filing deficiencies was subsequently cured in a manner that brought the Guarantor into full compliance with law) as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing, which has not been made or filed.

10.           Waiver of Subrogation; Certain Covenants of Guarantor.

(a)           The Guarantor hereby irrevocably waives (but only until the final indefeasible payment and satisfaction of all Guarantied Obligations due to the Agent and the Lender) any claim or other rights which it may now have or hereafter acquire against the Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Agreement or any other Loan Document, including (without limitation) any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Lender and the Agent against the Borrower or any other guarantor or any collateral which the Agent or the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law including (without limitation) the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Lender and the Agent and shall forthwith be paid to the Agent on behalf of the Lender to be credited and applied upon the Guarantied Obligations, whether matured or unmatured in accordance with the terms of the Amended and Restated Reducing Note Facility Agreement.  The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Amended and Restated Reducing Note Facility Agreement and that the waiver set forth in this Agreement is knowingly made in contemplation of such benefits.

(b)           The Guarantor and the Agent agree that any payments made to Guarantor, FCIH and FirstCity Servicing Corporation pursuant to Section 5.3 of the Amended and Restated Reducing Note Facility Agreement are not paid in violation of this Section 10(a) and no such payment shall be required to be returned, paid or delivered to the Agent or the Lender for any reason.

(c)           The Guarantor hereby agrees that it shall, at the end of each fiscal quarter maintain a Tangible Net Worth equal to or greater than an amount equal to $90,000,000 for the last day of the fiscal quarter then ended.  “Tangible Net Worth” shall mean, at any time, the total of shareholders’ equity (including capital stock (both common and preferred), additional paid—in capital and retained earnings after deducting treasury stock of a Person), less the sum of the total amount of any intangible Assets, which, for purposes of this definition, shall include, without limitation, general intangibles and, if applicable, all accounts receivable not incurred in the ordinary course of business from any Affiliate of such Person or any loans to directors or officers of any Affiliate of such Person, unamortized deferred charges and good will, all as determined in accordance with GAAP.

(d)           The Guarantor hereby agrees that it shall give Agent notice within forty-five (45) days after it merges with or acquires an interest in any Person.

(e)           The Guarantor shall at all times cause the Consolidated Group to be comprised of the entities constituting the Consolidated Group as of the date hereof and shall permit only those mergers, dispositions or other transactions among such entities as are permitted by the Amended and Restated Reducing Note Facility Agreement; provided that this provision shall not prohibit the formation of REO Affiliates.

(f)            Concurrently with delivery to its stockholders, the Guarantor shall deliver to Agent copies of all financial and other information delivered by the Guarantor to such stockholders, including, without limitation, its proxy statements and annual reports to stockholders.  Within two (2) Business Days after delivery to the SEC by the Guarantor, which in all case shall be on a timely basis in accordance with the applicable document and the Securities Laws, copies of all reports and other filings filed by the Guarantor with the SEC, including, without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended, and all registration statements and amendments thereto filed under the Securities Act of 1933, as amended.

(g)           The Guarantor shall notify Agent promptly after obtaining knowledge of:

(i)            any event or occurrence which the Guarantor has determined could have a Material Adverse Effect.  “Material Adverse Effect” shall mean an effect that would result in a Material Adverse Change.  “Material Adverse Change” shall mean a material adverse change in the business, properties, operations, prospectus or condition (financial or otherwise) of the Guarantor;

(ii)           the institution of (x) any suit or administrative proceeding which if determined adversely to the Guarantor is reasonably likely to or could reasonably be expected to result in a Material Adverse Effect, and (y) any other suit or administrative proceeding against the Guarantor in which the uninsured amount involved is $5,000,000 or more, such notice to be given on or prior to the end of the calendar month in which the applicable event occurs;

(iii)          The Guarantor becoming subject to any Charge, restriction, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect;

(iv)          the commencement of any lockout, strike or walkout relating to any labor contract to which the Guarantor is a party, if the same could reasonably be expected to have a Material Adverse Effect;

(v)           any event or occurrence in respect of the Guarantor which could reasonably be expected to have a Material Adverse Effect;

(vi)          the occurrence of (x) a default by the Guarantor under any agreement, document or instrument to which the Guarantor is a party which could reasonably be expected to have a Material Adverse Effect, or (y) any default by the Guarantor which could reasonably be expected to materially and adversely affect the Guarantor’s ability to perform its obligations under this Agreement;

(vii)         the filing of a petition by or against the Guarantor under any section or chapter of the United States Bankruptcy Code or any similar law or regulation or if the Guarantor shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against the Guarantor for its dissolution or liquidation; and

(viii)        the making of an application for the appointment of a receiver, trustee or custodian for any of the Assets of the Guarantor.

(h)           Insurance.  The Guarantor, at its sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business; and (ii) public liability insurance relating to the Guarantor’s ownership and use of its Assets; provided, however, the Guarantor shall not be required to maintain the insurance referred to in clause (i) as to any Asset if the Net Present Value of the Asset is less than $100,000.

(i)            Preservation of Existence.  The Guarantor will maintain and preserve its corporate existence, rights, privileges and franchises in the State of Delaware, and qualify and remain qualified to do business in, and maintain its rights, privileges and franchises in each other jurisdiction which in the opinion of its board of directors continue to be advantageous to it and shall comply in all material respects with all applicable Legal Requirements.  Without limiting the generality of the foregoing, the Guarantor agrees to qualify to do business as a foreign corporation in each jurisdiction where the nature of its business and the operations conducted by it therein require it to be so qualified and in which the failure to do so could have a Material Adverse Effect.

(j)            Preservation of Assets.  The Guarantor will keep its property material to the conduct of its business in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, so that the business carried on by it may be conducted at all times in accordance with prudent business management.

(k)           Inspection of Books and Assets.  The Guarantor shall permit Agent, Lender and each of their respective representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to Agent and Lende all books, papers and records relating to the Assets, stock ownership, properties, operations, obligations, and liabilities of the Guarantor, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business or prospects in which Lender may have a reasonable interest in connection with the Facility Agreement and this Agreement, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, the Guarantor shall use its reasonable best efforts to cause such third party to provide access to such materials to Agent and Lender who shall request the same.  In the event that the Guarantor is prohibited by law from providing any of the access referred to in the preceding sentence to Agent and Lender, it shall use its commercially reasonable efforts to obtain waivers thereof promptly so as to permit such access.  The Guarantor shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) to confer with Agent and Lender and their respective representatives, provided that (i) such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations and (ii) unless a Default or Event of Default exists, counsel to the Guarantor shall be permitted to be present at any meeting between the Guarantor’s independent public accountants and Agent or Lender.

(l)            Compliance with Laws.  The Guarantor shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect.

(m)          Dissolution; Existence.  The Guarantor shall not wind up, liquidate or dissolve its affairs or fail to maintain its corporate, existence.

(n)           Adverse Transactions.  The Guarantor shall not enter into any transaction which materially and adversely affects its ability to perform its obligations under this Agreement.

(o)           Accounting Changes.  The Guarantor will not make any significant change in (x) accounting treatment and reporting practices except as permitted or required by GAAP or Legal Requirements or (y) unless Agent consents thereto in writing (which consent shall not be unreasonably withheld), its Fiscal Year.

(p)           Dividends.  At any time that the Guarantor is in breach of Section 10(c) of this Agreement or any action taken by the Guarantor pursuant to this Section 10(p) will cause a breach of Section 10(c) of this Agreement, the Guarantor will not authorize, declare, or pay any dividends or return any capital to its stockholders as such or authorize or make any other distribution, payments or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration any shares of any class of its capital stock now or hereafter outstanding or any options, warrants or other securities (now or hereafter outstanding) convertible into or exercisable for any equity or other securities of the Guarantor or set aside funds for any of the foregoing and the Guarantor will not permit any Subsidiary or any Portfolio Entity-50% to purchase any Equity Interests of the Guarantor, or set aside funds for any of the foregoing.  Without limiting the foregoing, in no event shall any permitted distribution or other payment under this Section 10(c) be derived from any assets pledged to the Lender in connection with the Amended and Restated Reducing Note Facility Agreement or the RNF2.

(q)           Tax Returns.  The Guarantor shall timely file or caused to be filed all federal tax returns which are required to be filed, and pay all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property.

11.           Default.  The Agent may declare the Guarantor in default under this Agreement, and may exercise all of its rights hereunder and demand payment of the Guarantied Obligations subject to the Maximum Guarantied Amount; if:

(a)           the Guarantor fails to perform any of its obligations under, or meet any covenant of the Guarantor provided in, Section 10(c), 10(p) or 10(q) of this Agreement, or fails to perform any of its other obligations under this Agreement or meet any other covenant of the Guarantor provided for herein, which as to any such other obligation or other covenant other than a monetary payment obligation of the Guarantor could be reasonably expected to materially and adversely affect the Guarantor’s ability to perform its payment obligations under this Agreement;

(b)           any Event of Default under any other Loan Document occurs and is continuing that involves a payment default by the Borrower or that results in the acceleration of the Guarantied Obligations;

(c)           any Indebtedness of the Guarantor in excess of $30,000,000 (whether evidenced by a single facility or in the aggregate by more than one facility) (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof and, if a cure period is applicable thereto, such default shall not be cured within the applicable cure period, or (ii) shall not be paid as and when the same becomes due and payable, and, in either case, could be reasonably expected to materially and adversely affect the Guarantor’s ability to perform its payment obligations under this Agreement, and;

(d)           the Guarantor becomes the subject of any bankruptcy, insolvency, arrangement, reorganization, moratorium, or other debtor-relief proceeding under any law, whether now existing or hereafter enacted, or upon the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of such Guarantor; or

(e)           any representation, warranty, statement, report or certificate made or delivered by the Guarantor or any officer, director, manager or authorized employee or agent thereof herein or in any other Loan Document or otherwise in writing by such Person in connection with any of the foregoing or in any certificate, report or other statement furnished pursuant to or in connection with any of the foregoing, shall be breached or shall prove to be untrue in any material respect, but only in the event that such breach or falsity could be reasonably expected to materially and adversely affect the Guarantor’s ability to perform its payment obligations under this Agreement; or

(f)            a Change in Control shall occur (for purposes hereof, a Change in Control shall mean the occurrence of any of the following events after the date hereof:  (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly, or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of Capital Stock of the Guarantor entitled to vote generally in an election of directors; (ii) the Guarantor is merged with or into another corporation or another corporation is merged with or into the Guarantor with the effect that immediately after such transaction the stockholders of the Guarantor immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; or (iii) to the extent not otherwise then constituting an Event of Default, all or substantially all of the Assets of the Guarantor are sold to any person or persons (as an entirety in one transaction or a series of related transactions) (for purposes hereof, “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person).

12.           Right of Setoff.  In addition to all rights of setoff or lien against any moneys, securities or other property of the Guarantor given to the Agent and the Lender by law, upon the occurrence of any default under any agreement or instrument governing any of the Indebtedness or under this Agreement, the Agent and the Lender is authorized at any time and from time to time following an Event of Default, without notice to the Guarantor or to any other person or entity, any such notice being hereby expressly waived by the Guarantor, to set-off and apply any and all deposits (general) and any other indebtedness at any time held or owing by the Agent or the Lender to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor under this Agreement, irrespective of whether or not the Agent or the Lender shall have made any demand hereunder or any demand for payment of any Indebtedness and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.           Costs and Expenses.  Guarantor agrees to pay the Agent’s and the Lender’s reasonable and documented out-of-pocket costs and expenses, including but not limited to reasonable legal fees and disbursements, incurred in any effort to collect or enforce this Agreement, whether or not any lawsuit is filed (the “Enforcement Costs”).

14.           Cumulative Remedies.  No delay or failure by the Agent or the Lender to exercise any right or remedy against, or to require performance by, the Borrower or the Guarantor or any other party shall be construed as a waiver of that right, remedy or requirement.  All remedies of the Agent and the Lender against the Borrower and the Guarantor are cumulative.  All powers of the Agent and the Lender to exercise any right or remedy against, or to require performance by, any Loan Party shall remain in full force and effect until specifically waived or released by an instrument in writing executed by the Agent and the Lender.

15.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

16.           Jurisdiction.  The Guarantor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE AGENT MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE GUARANTOR ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by the Agent in writing, with respect to any action or proceeding brought by it against the Agent or the Lender and any questions relating to usury, and further consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon the Guarantor by mail at the address stated alongside its name on the signature page hereof or at such other address as the Agent is notified of in writing in accordance with Section 19 hereof.  Nothing herein shall limit the right of the Agent or the Lender to bring proceedings against the Guarantor in the courts of any other jurisdiction.  The Guarantor covenants that it is and will remain subject to service of process in the State of New York so long as any of the indebtedness is outstanding.

17.           Severability.  If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

18.           Taxes.  All payments hereunder shall be made by the Guarantor to the Agent without setoff or counterclaim and in such amounts as may be necessary in order that all such payments received by the Agent, after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on the amounts payable by the Guarantor hereunder by any government or any political subdivision or taxing authority thereof (other than any tax imposed on the Agent pursuant to the income tax laws of the jurisdiction where Agent’s principal office or lending office is located) shall not be less than the amount required to be received by the Agent hereunder.  In addition, the Guarantor shall on demand indemnify the Agent for all income taxes on additional amounts paid pursuant to the preceding sentence.  With respect to each such deduction or withholding, the Guarantor shall promptly (and in no event later than 30 days thereafter) furnish to the Agent such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate related thereto.

19.           Notices, Requests, Demands, Etc.  Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or three Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested) or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto) when sent; in each case addressed to the party entitled to receive same to the address stated alongside its name on the signature page hereto (or to such other address as any party hereto may hereafter specify to the other in writing); provided that communications with respect to a change of address shall be deemed to be effective when actually received.

20.           Amendment.  No provisions of this Agreement shall be waived, amended or supplemented except by a written instrument executed by the Agent and the Guarantor.

21.           Miscellaneous.  The provisions of this Agreement will bind and benefit the successors and assigns of the Guarantor, the Agent and the Lender.  The term “Borrower” will mean the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the Indebtedness.  The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

22.           Waiver of Claims.  The Guarantor hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement or any other Loan Document or any amendments thereto (collectively, the “Claims”), nor does the Guarantor now have knowledge of any facts that would or might give rise to any Claims.  If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any other Loan Document, as any of the foregoing may have been amended by the amendments thereto, the Guarantor hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

24.           WAIVER OF JURY TRIAL.  EACH OF THE AGENT AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER, THE GUARANTOR OR ANY OTHER LOAN PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT ENTERING INTO THIS AGREEMENT AND SUCH OTHER AGREEMENTS AND DOCUMENTS AND FOR THE LENDER AND THE AGENT ENTERING INTO THE AMENDED AND RESTATED REDUCING NOTE FACILITY AGREEMENT REFERRED TO ON THE FIRST PAGE HEREOF.

25.           Attorney’s Fees.  If any legal action is brought by the Guarantor or the Agent, it is expressly agreed that the prevailing party in such legal action shall be entitled to recover from the other party reasonable attorneys’ fees in addition to any other relief that may be awarded.

26.           Integration.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

Address:

6400 Imperial Drive (delivery only)	FIRSTCITY FINANCIAL CORPORATION
Waco, Texas 76710
By:
P.O. Box 8216 (mail)	Name:
Waco, Texas 76714-8216	Title:

254-761-2953 (telecopier)

ACCEPTED BY:

Bank of Scotland Plc, acting through its New York Branch, in its capacity as Agent under this Agreement and agent under the Amended and Restated Reducing Note Facility Agreement.	1095 Avenue of the Americas New York, New York 10036 (212) 883-6610 (telecopier)

By:
Name:
Title:

[Signature page to Guaranty Agreement]